UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed by HMS Holdings Corp. (the “Company”) to update the information disclosed in the Current Report on Form 8-K filed on March 22, 2017 (the “Original Form 8-K”) for the purpose of reporting that the Company has regained compliance with the continued listing requirements of NASDAQ Stock Market LLC (“NASDAQ”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Original Form 8-K, the Company received a notification letter on March 20, 2017 from the Listing Qualifications Department of NASDAQ stating that because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), the Company was no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”). Also, as previously disclosed in the Company’s Current Report on Form 8-K filed on May 30, 2017, the Company received a similar notification letter on May 23, 2017 from NASDAQ due to its failure to timely file the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “2017 Q1 Form 10-Q”).

On June 6, 2017, the Company filed the 2016 Form 10-K and the 2017 Q1 Form 10-Q with the SEC.

On June 7, 2017, NASDAQ notified the Company that, based on the filing of the 2016 Form 10-K and the 2017 Q1 Form 10-Q, NASDAQ had determined that the Company is in compliance with NASDAQ Marketplace Rule 5250(c)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: June 13, 2017	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President, Chief Financial Officer and Treasurer